UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 21, 2024

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Ascension Way, 6th Floor, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 264-1060

Does Not Apply

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Class A Common Stock	SNFCA	The Nasdaq Global Select Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) was held on June 21, 2024, in Salt Lake City, Utah. As of April 15, 2024, the record date, there were issued and outstanding 19,300,897 votable shares of Class A common stock and 2,935,963 votable shares of Class C common stock for a total of 22,236,860 votable shares of the Company’s common stock outstanding. A majority of the outstanding shares of Class A and Class C common stock (or 11,118,431 shares) constituted a quorum for the transaction of business at the Annual Meeting. A total of 39,559,545 votes were cast, which was a majority of the outstanding shares of Class A and Class C common stock, and thus a quorum for purposes of the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) approved the election of Scott M. Quist, Shital A. Mehta, S. Andrew Quist, John L. Cook, Jason G. Overbaugh, H. Craig Moody, Robert G. Hunter, Gilbert A. Fuller, Ludmya B. Love, and Adam G. Quist as directors of the Company; and (ii) ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024.

The results of the voting at the Annual Meeting on the matters submitted to the stockholders are set forth below. The voting results at the Annual Meeting set forth below reflect the weighted voting for the Class C common shares, which have a weighted voting of ten votes per share.

1. To elect four directors to be voted upon by the Class A common stockholders voting separately as a class to serve until the next Annual Meeting and until their successors are duly elected and qualified:

Name	Class	Votes For	Votes Withheld	Total
Scott M. Quist	Class A	9,044,036	1,440,269	10,484,305
Shital A. Mehta	Class A	7,848,371	2,635,934	10,484,305
S. Andrew Quist	Class A	8,871,253	1,613,052	10,484,305
John L. Cook	Class A	7,843,693	2,640,612	10,484,305

2. To elect the remaining six directors to be voted upon by the Class A and Class C common stockholders together to serve until the next Annual Meeting and until their successors are duly elected and qualified:

Name	Class	Votes For	Votes Withheld	Total
Jason G. Overbaugh	Class A	8,874,971	1,609,334	10,484,305
	Class C	29,075,240	-	29,075,240
	Total	37,950,211	1,609,334	39,559,545

H. Craig Moody	Class A	7,140,283	3,344,022	10,484,305
	Class C	29,075,240	-	29,075,240
	Total	36,215,523	3,344,022	39,559,545

Robert G. Hunter, MD	Class A	7,712,693	2,771,612	10,484,305
	Class C	29,075,240	-	29,075,240
	Total	36,787,933	2,771,612	39,559,545

Gilbert A. Fuller	Class A	7,677,855	2,806,450	10,484,305
	Class C	29,075,240	-	29,075,240
	Total	36,753,095	2,806,450	39,559,545

Ludmya B. Love	Class A	7,834,327	2,649,978	10,484,305
	Class C	29,075,240	-	29,075,240
	Total	36,909,567	2,649,978	39,559,545

Adam G. Quist	Class A	8,873,803	1,610,502	10,484,305
	Class C	29,075,240	-	29,075,240
	Total	37,949,043	1,610,502	39,559,545

3. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accountants for the year ending December 31, 2024:

Class	Votes For	Votes Against	Votes Abstaining
Class A	12,853,364	117,971	5,812
Class C	29,075,240	-	-
Total	41,928,604	117,971	5,812

Item 8.01. Other Events.

At the Annual Board of Directors (the “Board”) Meeting of the Company on June 21, 2024, the Board declared a 5% stock dividend (the “Dividend”) to holders of the Company’s Class A and Class C shares of Common Stock. The stock dividend will be issued on July 12, 2024 to the Class A and Class C common stockholders of record as of July 5, 2024.

The Company has issued 5% stock dividends on its shares of Class A and Class C Common Stock each year from 1991 through 2023, except in 2020 when stock dividends totaling 7.5% were issued. The Board is pleased to declare this 5% stock dividend in 2024.

On June 24, 2024, the Company issued a press release announcing the [Dividend]. A copy of that press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated June 24, 2024, entitled “Security National Financial Corporation Announces Stock Dividend”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: June 24, 2024	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer